SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 10, 2007 (December 4, 2007)
Date of Report (Date of earliest event reported)
GOODRICH PETROLEUM CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
808 Travis Street, Suite 1320
Houston, Texas 77002
(Address of principal executive offices)
(713) 780-9494
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Underwriting Agreement
     On December 4, 2007, Goodrich Petroleum Corporation (the “Company”) entered into an underwriting agreement among the Company, Bear, Stearns & Co. Inc. and J.P. Morgan Securities Inc., as lead managers and representatives of the several underwriters named therein (the “Underwriters”) and as agents for one of their respective affiliates, pursuant to which the Company sold 4,205,000 shares of its common stock, par value $0.20 per share (“Common Stock”), at a price to the public of $23.50 per share, in a firm commitment underwritten offering pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-129642), as amended and supplemented by the prospectus supplement dated December 4, 2007. The prospectus supplement and accompanying prospectus has been filed with the Securities and Exchange Commission.
     In addition, the underwriting agreement provided for the purchase by Bear, Stearns & Co. Inc. and J.P. Morgan Securities Inc., each acting as an agent for one of their respective affiliates (the “Hedge Sellers”) of an additional 1,595,000 shares of our common stock on a best efforts basis at a price of $23.03 per share. These shares will be offered by the Hedge Sellers either themselves or through their broker-dealer affiliates from time to time in connection with their hedging activities related to the capped call option transactions described below.
     The underwriting agreement also provided for a 30-day option for the Underwriters to purchase up to 630,750 shares solely to cover over-allotments. On December 7, 2007, the Underwriters exercised this option in full.
     The sale of the aggregate 6,430,750 shares to the Underwriters by the underwriting agreement was consummated on December 10, 2007. Net proceeds to the Company were approximately $145.4 million, after deducting the Underwriters’ discount and offering expenses.
     The underwriting agreement is filed as Exhibit 1.1 to this report, and this description of the terms of the underwriting agreement is qualified in its entirety by reference to such exhibit. This report also incorporates by reference the underwriting agreement into the Registration Statement.
Capped Call Option Confirmation Letter Agreements
     On December 4, 2007, the Company entered into capped call option transactions with an affiliate of Bear, Stearns & Co. Inc. and an affiliate of J.P. Morgan Securities Inc. Under these identical agreements, the Company purchased capped call options from an affiliate of Bear Stearns and an affiliate of JP Morgan that together cover 5.8 million shares of its Common Stock. Each of these is divided into a number of tranches with differing expiration dates. The combined price of the options was approximately $21.5 million. One third of the options expire over each of three separate 25-day settlement periods during May and June 2009, November and December 2009, and May and June 2010, respectively.
     The capped call option transactions will result in the Company’s receipt, on a net share, cashless basis of shares of Common Stock if the market value per share of the Common Stock, as measured under the terms of the capped call option agreement, on the option expiration date for the relevant tranche is greater than the lower call strike price of the capped call option transactions. The lower call strike price is $23.50 per share and the upper call strike price is $32.90 per share. Both lower and upper call strike prices are subject to customary anti-dilution and certain other adjustments. The amount by which that market value per share exceeds the lower call strike price is the “in-the-money amount” for the relevant tranche of the capped call option transaction, subject to a maximum in-the-money amount of $9.40 per share, which is the difference between the upper call strike price and the lower call strike price. The number of shares of Common Stock that the Company will receive from the option counterparties upon expiration of each tranche of the capped call option transactions will be equal to the in-the-money amount of that tranche divided by the market value per share of the common stock, as measured under the terms of the capped call option agreement, on the option expiration date for that tranche. The option agreements are based upon standard International Swap Dealers Association forms and have customary termination and adjustment provisions.
     The capped call option confirmations are filed as Exhibit 10.1 and 10.2 to this report, and this description of the terms of the capped call option confirmation letter agreements is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events.
     This Current Report on Form 8-K is being filed to incorporate by reference an exhibit into the Company’s Registration Statement on Form S-3 (Registration No. 333-145339) in connection with its issuance of shares pursuant to the underwriting agreement described above under Item 1.01. For additional information about the Common Stock and the offering thereof, see the prospectus supplement, dated December 4, 2007, as filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) on December 5, 2007.
Item 9.01. Financial Statements and Other Exhibits
     (c) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 4, 2007, among Goodrich Petroleum Corporation, Bear, Stearns & Co. Inc. (for itself and as agent for one of its affiliates), J.P. Morgan Securities Inc. (for itself and as agent for one of its affiliates) and the other underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.
10.1	Capped Call Option Confirmation, dated December 4, 2007, among Goodrich Petroleum Corporation and Bear, Stearns International Limited.
10.2	Capped Call Option Confirmation, dated December 4, 2007, among Goodrich Petroleum Corporation and JPMorgan Chase Bank, National Association.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION (Registrant)
/s/ David R. Looney
David R. Looney
Executive Vice President & Chief Financial Officer

Dated: December 10, 2007

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 4, 2007, among Goodrich Petroleum Corporation, Bear, Stearns & Co. Inc. (for itself and as agent for one of its affiliates), J.P. Morgan Securities Inc. (for itself and as agent for one of its affiliates) and the other underwriters named therein.
5.1	Opinion of Vinson & Elkins L.L.P.
10.1	Capped Call Option Confirmation, dated December 4, 2007, among Goodrich Petroleum Corporation and Bear, Stearns International Limited.
10.2	Capped Call Option Confirmation, dated December 4, 2007, among Goodrich Petroleum Corporation and JPMorgan Chase Bank, National Association.